NESCO HOLDINGS, INC. SETS DATE FOR SECOND QUARTER 2020
EARNINGS RELEASE AND CONFERENCE CALL

FORT WAYNE, IN., July 23, 2020 – Nesco Holdings, Inc. (NYSE: NSCO, “Nesco”), a leading provider of specialty rental equipment to the electric utility, telecom and rail end-markets, today announced that it will release second quarter 2020 financial results before the market opens on Thursday, August 6, 2020. A conference call will be held that same day at 8:30 A.M. ET to review the Company’s financial results.

The call may accessed as follows:

Domestic Live:        1-800-920-3351
International Live:    1-212-231-2922
Conference ID:        21966791

To listen to a replay of the teleconference, which will be available through August 20, 2020:
Domestic Replay:    1-844-512-2921
Conference ID:        21966791

A webcast of the conference call will also be available in the Investor Relations section of Nesco’s website at investors.nescospecialty.com.

ABOUT NESCO

Nesco is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. Nesco offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets including electric lines, telecommunications networks and rail systems. Nesco's coast-to-coast rental fleet of approximately 4,600 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit www.nescospecialty.com.

INVESTOR CONTACT

Josh Boone, Chief Financial Officer
800.252.0043
investors@nescospecialty.com

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